                                                                    EXHIBIT 20.2


[WFS FINANCIAL INC LOGO]



                        WFS FINANCIAL 2001-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 2001
                   for Distribution Date of December 20, 2001
                         Revised as of December 20, 2001


COLLECTIONS
                                                                                                     DOLLARS
Payments received                                                                                    158,852,157.78
                       Plus:
                             Servicer Advances                                         659,599.72
                             Reimbursement of holds                                    112,836.80
                                                                                   --------------
                                                                                                         772,436.52
                       Less:
                             Reimbursement Advances
                             Funds deposited in Holds Account                         (205,856.05)
                                                                                      (278,382.92)
                                                                                   --------------
                                                                                                        (484,238.97)
                                                                                                     --------------

Total Funds Available for Distribution                                                               159,140,355.33
                                                                                                     ==============


DISTRIBUTIONS

                Servicing Fee                                                        4,810,196.00
                Net Swap Payments                                                    1,202,780.56
                Trustee and Other Fees                                                 660,000.00
                Other Miscellaneous Payments                                           237,092.58
                                                                                   --------------

Total Fee Distribution                                                                                 6,910,069.14

                Note Interest Distribution Amount - Class A-1      2,436,287.50
                Note Interest Distribution Amount - Class A-2      4,367,000.00
                Note Interest Distribution Amount - Class A-3      5,770,607.64
                Note Interest Distribution Amount - Class A-4      5,887,933.33
                                                                 --------------

Total Class A Interest Distribution                                                 18,461,828.47

                Note Principal Distribution Amount - Class A-1   118,966,402.09
                Note Principal Distribution Amount - Class A-2             0.00
                Note Principal Distribution Amount - Class A-3             0.00
                Note Principal Distribution Amount - Class A-4             0.00
                                                                 --------------

Total Class A Principal Distribution                                               118,966,402.09
                                                                                   --------------

Total Class A Principal and Interest Distribution                                                    137,428,230.56

                Spread Account Deposit                                                                14,802,055.63
                                                                                                     --------------

Total Distributions                                                                                  159,140,355.33
                                                                                                     ==============

                        WFS FINANCIAL 2001-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 2001
                   for Distribution Date of December 20, 2001
                         Revised as of December 20, 2001


PORTFOLIO DATA:
                                                                   # of loans
   Beginning Security Balance                                                  75,580                     1,200,000,000.00

       Less:                         Scheduled Principal Balance                    0    (57,582,809.28)
                                     Full Prepayments                          (3,974)   (52,472,675.59)
                                     Partial Prepayments                            0              0.00
                                     Liquidations                                (599)    (8,910,917.22)
                                                                                         --------------
                                                                                                           (118,966,402.09)
                                                                                                          ----------------
   Ending Security Balance                                                     71,007                     1,081,033,597.91
                                                                                                          ================
OTHER RELATED INFORMATION:

Spread Account:

                     Beginning Balance                                                    24,000,000.00
                           Deposits                                                       14,802,055.63
                           Reductions                                                              0.00
                                                                                         --------------
                     Ending Balance                                                                          38,802,055.63

                     Beginning Initial Deposit                                            24,000,000.00
                           Repayments                                                              0.00
                                                                                         --------------
                     Ending Initial Deposit                                                                  24,000,000.00


Modified Accounts:
                     Principal Balance                                                             0.00%              0.00
                     Scheduled Balance                                                             0.00%              0.00

Servicer Advances:
                     Beginning Unreimbursed Advances                                               0.00
                     New Advances                                                            659,599.72
                     Advances Reimbursed                                                    (205,856.05)
                                                                                         --------------
                     Ending Unreimbursed Advances                                                               453,743.67

Holding Account:
                     Beginning Balance                                                             0.00
                     Funds Deposited                                                         278,382.92
                     Withdrawal to Collection Account                                       (112,836.80)
                                                                                         --------------
                     Ending Balance                                                                             165,546.12

Net Charge-Off Data:                                               # of loans
                     Charge-Offs                                                  470      2,915,883.43
                     Recoveries                                                  (233)      (501,230.74)
                                                                                         --------------
                     Net Charge-Offs                                              237                         2,414,652.69

Delinquencies (P&I):                                               # of loans
                     30-59 Days                                                 1,171     15,737,548.72
                     60-89 Days                                                   334      4,245,379.87
                     90-119 Days                                                   86      1,083,764.68
                     120 days and over                                              3         40,032.36

Repossessions                                                                      62        516,424.85

Contracts Repurchased (pursuant to
 Sect. 3.02, 4.07, or 9.01 of the
 Sale and Servicing Agreement)                                                      0                                 0.00

Cumulative Charge-Off Percentage                                                                                      0.20%
Delinquency Percentage                                                                                                0.35%

WAC                                                                                                                13.8086%
WAM                                                                                                                 59.887

                        WFS FINANCIAL 2001-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 2001
                   for Distribution Date of December 20, 2001
                         Revised as of December 20, 2001


                               BEGINNING     NOTE QUARTERLY                 TOTAL
              ORIGINAL        OUTSTANDING      PRINCIPAL       PRIOR       PRINCIPAL
             PRINCIPAL         PRINCIPAL     DISTRIBUTABLE   PRINCIPAL   DISTRIBUTABLE
CLASSES       BALANCE           BALANCE          AMOUNT      CARRYOVER      AMOUNT
--------------------------------------------------------------------------------------
  A-1      180,000,000.00    180,000,000.00  118,966,402.09     0.00    118,966,402.09

  A-2      300,000,000.00    300,000,000.00            0.00     0.00              0.00

  A-3      410,000,000.00    410,000,000.00            0.00     0.00              0.00

  A-4      310,000,000.00    310,000,000.00            0.00     0.00              0.00
--------------------------------------------------------------------------------------
 TOTAL   1,200,000,000.00  1,200,000,000.00  118,966,402.09     0.00    118,966,402.09
======================================================================================

                                        REMAINING         TOTAL
           PRINCIPAL      CURRENT      OUTSTANDING       PRINCIPAL
          DISTRIBUTION   PRINCIPAL      PRINCIPAL      AND INTEREST
CLASSES     AMOUNT       CARRYOVER       BALANCE       DISTRIBUTION
--------------------------------------------------------------------
  A-1    118,966,402.09     0.00       61,033,597.91  121,402,689.59

  A-2              0.00     0.00      300,000,000.00    4,367,000.00

  A-3              0.00     0.00      410,000,000.00    5,770,607.64

  A-4              0.00     0.00      310,000,000.00    5,887,933.33
--------------------------------------------------------------------
 TOTAL   118,966,402.09     0.00    1,081,033,597.91  137,428,230.56
====================================================================


                   NOTE QUARTERLY                 TOTAL
                      INTEREST        PRIOR     INTEREST        INTEREST     CURRENT         DEFICIENCY          POLICY
  NOTE   INTEREST  DISTRIBUTABLE    INTEREST  DISTRIBUTABLE   DISTRIBUTION   INTEREST          CLAIM             CLAIM
CLASSES    RATE        AMOUNT      CARRYOVER      AMOUNT         AMOUNT     CARRYOVER          AMOUNT            AMOUNT
-------------------------------------------------------------------------------------------------------------------------
  A-1    3.63625%   2,436,287.50      0.00     2,436,287.50   2,436,287.50     0.00                      0.00        0.00

  A-2    3.97000%   4,367,000.00      0.00     4,367,000.00   4,367,000.00     0.00                      0.00        0.00

  A-3    3.78125%   5,770,607.64      0.00     5,770,607.64   5,770,607.64     0.00                      0.00        0.00

  A-4    5.18000%   5,887,933.33      0.00     5,887,933.33   5,887,933.33     0.00                      0.00        0.00

                                                                                       ----------------------  ----------
                                                                                                         0.00        0.00
                                                                                       ----------------------  ----------

                                                                                              Note Percentage  100.000000%
===================================================================================
                                                                                       Certificate Percentage    0.000000%
 TOTAL             18,461,828.47      0.00    18,461,828.47  18,461,828.47     0.00
=========================================================================================================================


Note: The interest rate for class A-3 is LIBOR + 0.14%. The LIBOR rate for this distribution period is 3.64125%.

                        WFS FINANCIAL 2001-C OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of November 30, 2001
                   for Distribution Date of December 20, 2001
                         Revised as of December 20, 2001


Detailed Reporting

        See Schedule F


WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of November 30, 2001 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2001.



                                        ----------------------------------------
                                        Katie Quach
                                        Assistant Vice President
                                        Chief Accountant



                                        ----------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller